EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT:

DOBSON OPERATING CO., L.L.C.
DCC PCS, INC.
DOBSON CELLULAR SYSTEMS INC.
DOBSON JV COMPANY
AMERICAN CELLULAR CORPORATION